Exhibit 10.1

EXECUTION COPY

HEWLETT-PACKARD COMPANY

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective January 1, 2005)

The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan is hereby adopted effective January 1, 2005 by Hewlett-Packard Company to permit Eligible Employees to defer receipt of certain compensation pursuant to the terms and provisions set forth below.

The Plan is intended (1) to comply with Code section 409A and official guidance issued thereunder, and (2) to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

“Account” means a bookkeeping account established by the Company for each Participant electing to defer Eligible Income under the Plan.

“Affiliate” means any corporation or other entity that is treated as a single employer with the Company under Code section 414.

“Base Pay” means an Employee’s annual base cash compensation and payments under any disability program sponsored by the Company and paid through the Company payroll, excluding commissions, overtime pay, Incentive Awards or other bonuses, shift differential, payments under any disability program that is not paid through the Company payroll, or any other additional compensation.

“Beneficiary” means the person or persons or trust designated by a Participant to receive any amounts payable under the Plan in the event of the Participant’s death.  The Company has established procedures governing the form and manner in which a Participant may designate a Beneficiary (the “2004 Procedures”).  Only a Beneficiary designation submitted in accordance with the 2004 Procedures shall be a valid Beneficiary designation.  Notwithstanding the foregoing, if any payment due a person remains unpaid at his death, the payment will be made to (i) that person’s spouse; (ii) if no spouse is living at the time of such payment, then his living children, in equal shares; (iii) if neither a spouse nor children are living, then his living parents, in equal shares; (iv) if neither spouse, nor children, nor parents are living, then his living brothers and sisters, in equal shares; and (v) if none of the individuals described in (i) through (iv) are living, to his estate.  A person’s domestic partner shall be considered a person’s spouse for purposes of this paragraph.  The Company shall determine a person’s status as a domestic partner in a uniform and nondiscriminatory manner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the HR and Compensation Committee of the Company’s Board of Directors, its delegate(s) or such other committee as may be appointed by the Board of Directors from time to time.

“Company” means Hewlett-Packard Company or any successor corporation or other entity.

“CPB Plan” means the Hewlett-Packard Company Performance Bonus Plan, as amended from time to time.

“Deferral Form” means a written or electronic form provided by the Company pursuant to which an Eligible Employee may elect to defer amounts under the Plan.

“Director” means the title for an employee who has a job grade of E4 or S4 and above.

“Eligible Employee” means an individual who is an Employee on November 1 preceding the calendar years within which deferrals are to be made and whose job position has a title of Director (or whose job function is, in the sole and absolute discretion of the Company, equivalent to a “Director” position) or above.

“Eligible Income” means Base Pay and Incentive Awards.

“Employee” means an individual who is a regular employee on the U.S. payroll of the Company or its Affiliates, other than a temporary or intermittent employee.  The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant, or a person otherwise designated by the Company or an Affiliate as not eligible to participate in the Plan, even if such person is determined to be an “employee” of the Company or an Affiliate by any governmental or judicial authority.

“EPfR Plan” means the Hewlett-Packard Company Executive Pay-for-Results Plan, as amended from time-to-time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“H1 Bonus” means a bonus arising from the performance period defined by the first half of the Company’s fiscal year (November 1 through April 30), as defined in the EPfR Plan, PfR

Plan and the CPB Plan. The term “H1 Bonus” also relates to any other bonus payable to a Participant under a Company approved variable pay plan, which is intended to be an alternative variable pay plan to the EPfR Plan, PfR Plan and CPB Plan and that is on the same cycle as such plans, i.e., with a performance period defined by the first half of the Company’s fiscal year (November 1 through April 30).

“H2 Bonus” means a bonus arising from the performance period defined by the second half of the Company’s fiscal year (May 1 through October 31), as defined in the EPfR Plan, PfR Plan and CPB Plan. The term “H2 Bonus” also relates to any other bonus payable to a Participant under a Company approved variable pay plan, which is intended to be an alternative variable pay plan to the EPfR Plan, PfR Plan and CPB Plan and that is on the same cycle as such plans, i.e., with a performance period defined by the second half of the Company’s fiscal year (May 1 through October 31).

“Incentive Award” means an amount payable to an Eligible Employee under a cash bonus or incentive compensation plan of the Company or an Affiliate that the Committee has deemed eligible for deferral, including H1 and H2 Bonuses.

“Investment Options” means the investment options, as determined from time to time by the Company, used to credit earnings, gains and losses on Account balances.

“Key Employee” means an Employee treated as a “specified employee” under Code section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise.  Notwithstanding the foregoing, the Committee has the discretion to define “Key Employee” as a group larger than the requirements of Code section 416(i), as long of such group includes the employees defined in Code section 416(i).

“Participant” means an Eligible Employee who elects or has elected to defer amounts under the Plan.

“PfR Plan” means the Hewlett-Packard Company Pay-for-Results Short-Term Bonus Plan, as amended from time to time.

“Plan” means this Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

“Plan Year” means January 1 through December 31.

“Retirement Date” means the date on which a Participant has completed at least 15 years of service and has attained age 55, or as the Company otherwise determines in its discretion.

“Rollover Participant” means an individual with an Account in the Plan transferred from a Rollover Plan in accordance with the provisions of Article VIII.  The term Rollover Participant may also refer to an individual who has previously been a Participant in the Plan, or an existing Participant at the time of transfer.

“Rollover Plan” means either (1) a nonqualified deferred compensation plan of a business entity acquired by the Company or an Affiliate through acquisition of a majority of the voting interest in, or substantially all of the assets of, such entity, or (2) any plan or program of the Company or an Affiliate pursuant to the termination of which an Account is established for a Participant or Rollover Participant.

“Termination of Employment” or “Terminates Employment” means the cessation of an Employee’s employment with the Company and its Affiliates.

ARTICLE II

PARTICIPATION

Participation in the Plan shall be limited to Eligible Employees.  The Company shall notify any Employee of his status as an Eligible Employee at such time and in such manner as the Company shall determine.  An Eligible Employee shall become a Participant by making a deferral election under Article III.

ARTICLE III

PARTICIPANT ACCOUNTS

3.1           Deferral Elections.  Deferrals may be made by an Eligible Employee with respect to the following types of Eligible Income, as permitted by the Company:

(a)           Base Pay.

(i)            An Eligible Employee whose Base Pay, as of the first day of November preceding the Plan Year within which the deferral is to be made, equals or exceeds the sum of:

(1)           the amount specified under Code section 401(a)(17) in effect on January 1 of the Plan Year to which the deferral election pertains, and

(2)           $6,000,

may elect to defer a portion of his Base Pay.  In order to elect to defer Base Pay earned during a Plan Year, an Eligible Employee shall submit an irrevocable Deferral Form with the Company before the beginning of such Plan Year.

(ii)           The portion of his Base Pay that an Eligible Employee elects to defer for a Plan Year shall be stated as a whole dollar amount.  The minimum amount of Base Pay that an Eligible Employee may elect to defer in a Plan Year is $6,000, and the maximum amount is equal to the amount of Base Pay exceeding the amount specified under Code section 401(a)(17) in effect on January 1 of the Plan Year to which the deferral election pertains.  If the Internal Revenue Service does not publish the Code section 401(a)(17) limit for the Plan Year prior to enrollment, the Company has the discretion to determine eligibility to defer Base Pay; provided, however, if a Participant is determined to be ineligible to defer Base Pay under paragraph (i) above on January 1 of the Plan Year, any Base Pay deferrals the Participant elected for the Plan Year shall be void.

(iii)          The deferral amount designated by an Eligible Employee will be deducted in equal installments over the twenty-four (24) pay periods falling within the Plan Year to which the election pertains.

(b)           Incentive Awards.  An Eligible Employee may elect to defer any portion of an Incentive Award up to 95%, expressed as whole percentage points.  In order to elect to defer an Incentive Award, an Eligible Employee shall submit an irrevocable Deferral Form with the Company before the beginning of the calendar year in which the performance period to which Incentive Award pertains, in accordance with procedures that the Company determines in its discretion.  Notwithstanding the foregoing, if the Committee determines that an Incentive Award qualifies as “performance-based compensation” under Code section 409A, an Eligible Employee may elect to defer a portion of the Incentive Award by filing an irrevocable Deferral Form at such later time as permitted by the Committee.

3.2           Crediting of Deferrals.  Eligible Income deferred by a Participant under the Plan shall be credited to the Participant’s Account as soon as administratively practicable after the amounts would have otherwise been paid to the Participant.

3.3           Vesting.  A Participant shall at all times be 100% vested in any amounts credited to his Account.

3.4           Earnings.  The Company shall periodically credit gains, losses and earnings to a Participant’s Account, until the full balance of the Account has been distributed.  Amounts shall be credited to a Participant’s Account under this Section based on the results that would have been achieved had amounts credited to the Account been invested as soon as practicable after crediting into the Investment Options selected by the Participant.  The Company shall specify procedures to allow Participants to make elections as to the deemed investment of amounts newly credited to their Accounts, as well as the deemed investment of amounts previously credited to their Accounts.  Nothing in this Section or otherwise in the Plan, however, will require the Company to actually invest any amounts in such Investment Options or otherwise.

Any portion of an Incentive Award that qualifies as “performance-based compensation” under Code section 162(m) and is deferred under the Plan by a Participant who qualifies as a “covered employee” under Code section 162(m) shall be credited with earnings and otherwise administered in a manner so that the ultimate payment(s) of the deferred amount remains so qualified.

ARTICLE IV

DISTRIBUTION OF ACCOUNT BALANCE

4.1.          Time and Form of Payment Elections.

(a)           The Deferral Form.  Each Deferral Form shall specify the date on which payment of the deferred amount (and earnings thereon) is to commence.  Such payment date shall be at least four (4) years after the Plan Year in which the deferrals are being made.  Each Deferral Form shall also specify the form for payment of the deferred amount (and earnings thereon).  A Participant may elect payment in the form of a single lump sum payment or annual installment payments for a period of not less than two (2) but no more than fifteen (15) years.  Annual installment payments will be paid once a year beginning on the date specified on the applicable Deferral Form or as otherwise provided herein.

(i)            Default Elections.  If a Participant fails to specify the date on which payment of the deferred amount (and earnings thereon) is to commence, then Participant will be deemed to have elected distribution at Participant’s Termination Date, subject to Sections 4.2 or 4.3 below.  If a Participant fails to make an effective payment form designation on a Deferral Form, the amount deferred under such Deferral Form (and earnings thereon) will be distributed in a single lump sum in the year elected, subject to Sections 4.1(c), 4.1(d), 4.2 or 4.3 below.

(b)           Payment generally shall be made by the end of January in the year that Participant elects a distribution, subject to Sections 4.1(c), 4.1(d) and 4.3 below.

(c)           A Participant may also elect on a Deferral Form that payments for that Plan Year’s deferrals shall commence as soon as practicable following the date on which the Participant Terminates Employment (in the case of installment payments, the first installment shall be paid as soon as administratively practicable after the Termination Date subject to Section 4.2(a), and subsequent installments shall be made in the January following the date of such Termination of Employment), if Participant’s Termination Date is after his Retirement Date.

(d)           If Participant’s Termination Date precedes his Retirement Date, a Participant shall be deemed to have elected on each Deferral Form that such Plan Year’s deferrals shall be paid in a single lump sum as soon as practicable following the date on which the Participant Terminates Employment, subject to Section 4.2 below.

4.2.          Automatic Distributions.  Notwithstanding any payment elections made on Deferral Forms:

(a)           Distribution to Key Employees.  Distributions may not commence to a Key Employee upon a Termination of Employment before the date which is six months after the date of the Key Employee’s Termination of Employment.

(b)           Distributions Upon Death.  Notwithstanding paragraph (b) above, if a Participant dies before full distribution of his Account balance, any remaining balance shall be distributed in a lump sum payment as soon as practicable after the Participant’s death to the Participant’s Beneficiary.

4.3.          Withdrawals for Unforeseeable Emergency.  A Participant may withdraw all or any portion of his Account balance for an Unforeseeable Emergency.  The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  “Unforeseeable Emergency” means for this purpose a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Notwithstanding Section 3.1, if the Committee approves a distribution under this Section, the Participant’s deferrals under the Plan shall cease.  The Participant will be allowed to enroll if eligible at the beginning of the next enrollment period following six (6) months after the date of distribution.

4.4           Effect of Taxation.  If the Internal Revenue Service or a court of competent jurisdiction determines that Plan benefits are includible for federal income tax purposes in the gross income of a Participant prior to actual receipt of the benefits, the Company may immediately distribute the benefits found to be so includible to the Participant, to the extent permitted under Code section 409A.

ARTICLE V

ADMINISTRATION

5.1.          General Administration.  The Committee shall be responsible for the operation and administration of the Plan and for carrying out the provisions hereof.  The Committee shall have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan.  Any such action taken by the Committee shall be final and conclusive on any party.  To the extent the Committee has been granted discretionary authority under the Plan, the Committee’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.  The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.  The Committee may, from time to time, employ agents and delegate(s) to such agents, including employees of the Company, such administrative duties as it sees fit.

5.2.          Claims for Benefits.

(a)           Filing a Claim.  A Participant or his authorized representative may file a claim for benefits under the Plan.  Any claim must be in writing and submitted to the Committee at such address as may be specified from time to time.  Claimants will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to a claimant.

(b)           Denial of Claim. In the case of the denial of a claim respecting benefits paid or payable with respect to a Participant, a written notice will be furnished to the claimant within 90 days of the date on which the claim is received by the Committee.  If special circumstances (such as for a hearing) require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.

(c)           Reasons for Denial.  A denial or partial denial of a claim will be dated and signed by the Committee and will clearly set forth:

(i)            the specific reason or reasons for the denial;

(ii)           specific reference to pertinent Plan provisions on which the denial is based;

(iii)          a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)          an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(d)           Review of Denial.  Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative will have the right to submit a written request to the Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Committee within 60 days of the receipt by the claimant of written notice of the denial of the claim.  A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing, except for privileged or confidential documentation.  The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it.  If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant.  Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)           Decision Upon Review.  The Company will provide a prompt written decision on review.  If the claim is denied on review, the decision shall set forth:

(i)            the specific reason or reasons for the adverse determination;

(ii)           specific reference to pertinent Plan provisions on which the adverse determination is based;

(iii)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)          a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

A decision will be rendered no more than 60 days after the Committee’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Committee determines that special circumstances (such as for a hearing) require such extension.  If an extension of time is required, written notice of the extension will be furnished to the claimant before the end of the initial 60-day period.

(f)            Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section. In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure. Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits by the Committee.  The one-year limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1           Amendment or Termination.  The Company reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable, pursuant to a resolution or other action taken by the Committee.

Any amendment or termination of the Plan will not affect the entitlement of any Participant or the Beneficiary of a Participant who Terminates Employment before the amendment or termination.  All benefits to which any Participant or Beneficiary may be entitled shall be determined under the Plan as in effect at the time the Participant Terminates Employment and shall not be affected by any subsequent change in the provisions of the Plan; provided, that the Company reserves the right to change the Investment Options with respect to any Participant or Beneficiary.  Participants and Beneficiaries will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

6.2           Effect of Amendment or Termination.  No amendment or termination of the Plan shall adversely affect the rights of any Participant to amounts credited to his Account as of the effective date of such amendment or termination.  Upon termination of the Plan, distribution of balances in Accounts shall be made to Participants and Beneficiaries in the manner and at the time described in Article IV, unless the Company determines in its sole discretion that all such amounts shall be distributed immediately upon termination and such distributions are permissible under Code section 409A.  Upon termination of the Plan, no further deferrals of Eligible Income shall be permitted; however, earnings, gains and losses shall continue to be credited to Account balances in accordance with Article III until the Account balances are fully distributed.

ARTICLE VII

GENERAL PROVISIONS

7.1           Rights Unsecured.  The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his Beneficiary shall have any rights in or against any amount credited to any Account or any other assets of the Company.  The Plan at all times shall be considered entirely unfunded for tax purposes.  Any funds set aside by the Company for the purpose of meetings its obligations under the Plan, including any amounts held by a trustee, shall continue for all purposes to be part of the general assets of the Company and shall be available to its general creditors in the event of the Company’s bankruptcy or insolvency.  The Company’s obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

7.2           No Guarantee of Benefits.  Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefits hereunder.

7.3           No Enlargement of Rights.  No Participant or Beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.  Establishment of the Plan shall not be construed to give any Participant the right to continue to be employed by or provide services to the Company.

7.4           Transferability.  No interest of any person in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person.

7.5           Applicable Law. To the extent not preempted by federal law, the Plan shall be governed by the laws of the State of Delaware.

7.6           Incapacity of Recipient.  If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until a claim for such payment shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan with respect to the payment.

7.7           Taxes. The Company or other payor may withhold from a benefit payment under the Plan or a Participant’s wages any federal, state, or local taxes required by law to be withheld with respect to a payment or accrual under the Plan, and shall report such payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

7.8           Corporate Successors.  The Plan and the obligations of the Company under the Plan shall become the responsibility of any successor to the Company by reason of a transfer or sale of substantially all of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity.

7.9           Unclaimed Benefits.  Each Participant shall keep the Company informed of his current address and the current address of his designated Beneficiary.  The Company shall not be obligated to search for the whereabouts of any person if the location of a person is not made known to the Company.

7.10         Severability.  In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

7.11         Words and Headings.  Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context.  Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

7.12         Domestic Relations Orders.  Notwithstanding Section 7.4, all or a portion of a Participant’s Account balance may be paid to another person as specified in a domestic relations order that the Company determines is qualified (a “Qualified Domestic Relations Order”). For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(a)           issued pursuant to a State’s domestic relations law;

(b)           relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(c)           creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(d)           provides for payment in an immediate lump sum as soon as practicable after the Company determines that a Qualified Domestic Relations Order exists; and

(e)           meets such other requirements established by the Company.

The Company shall determine whether any document received by it is a Qualified Domestic Relations Order.  In making this determination, the Company may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as it deems relevant.  If an order is determined to be a Qualified Domestic Relations Order, the amount to which the other person is entitled under the Order shall be paid in a single lump-sum payment as soon as practicable after such determination.

ARTICLE VIII

ROLLOVERS FROM OTHER PLANS

                8.1           Discretion to Accept.  The Committee shall have complete authority and discretion, but no obligation, to establish an Account for a Rollover Participant and credit the Account with the amount transferred from the Rollover Participant’s account in a Rollover Plan.  Amounts credited to such Accounts are fully subject to the provisions of this Plan.  Reference in the Plan to such a crediting as a “rollover” or “transfer” from a Rollover Plan is nominal in nature, and confers no additional rights upon a Rollover Participant other than those specifically set forth in the Plan.

                8.2           Status of Rollover Participants.  A Rollover Participant and his Beneficiary are fully subject to the provisions of this Plan, except as otherwise expressly set forth herein.  A Rollover Participant who is not already a Participant in the Plan and is not otherwise eligible to participate in the Plan at the time of rollover, shall not be entitled to make any additional deferrals under the Plan unless and until he has become an Eligible Employee under the terms of the Plan.

                8.3           Payments to Rollover Participants.  Payments from a Rollover Participant’s Account shall me made in accordance with the form and timing of payment provisions of the Rollover Plan.

IN WITNESS WHEREOF, HEWLETT-PACKARD COMPANY has caused this Hewlett-Packard Company 2005 Executive Deferred Compensation Plan to be executed on this 17th day of March, 2005.

HEWLETT-PACKARD COMPANY

Lawrence T. Babbio, Jr.
Chair, HR and Compensation Committee